Exhibit 99.2

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EDITED TRANSCRIPT

DRE - Q3 2012 Duke Realty Earnings Conference Call

EVENT DATE/TIME: NOVEMBER 01, 2012 / 07:00PM GMT

OVERVIEW:

DRE reported 3Q12 core FFO per share of $0.26. Expects 2012 FFO per share to be $1.00-1.04.

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

CORPORATE PARTICIPANTS

Ron Hubbard Duke Realty Corporation - IR

Denny Oklak Duke Realty Corporation - Chairman and CEO

Christie Kelly Duke Realty Corporation - CFO and EVP

CONFERENCE CALL PARTICIPANTS

Brendan Maiorana Wells Fargo Securities - Analyst

Josh Attie Citigroup - Analyst

Jamie Feldman BofA Merrill Lynch - Analyst

John Stewart Green Street Advisors - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Duke Realty quarterly earnings conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session, instructions will be given at that time. (Operator Instructions) As a reminder, this conference is being recorded.

I would like to turn the conference over to our host, Mr. Ron Hubbard. Please go ahead.

Ron Hubbard - Duke Realty Corporation - IR

Thank you, Dak. Good afternoon, everyone, and welcome to our third-quarter earnings call. Joining me today are Denny Oklak, Chairman and Chief Executive Officer, Christie Kelly, Executive Vice President and Chief Financial Officer, and Mark Denien, Chief Accounting Officer.

Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. For more information about those risk factors, we would refer you to our December 31, 2011 10-K that we have on file with the SEC. Now for our prepared statement, I’ll turn it over to Denny Oklak.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thank you, Ron, good afternoon, everyone. First we’d like to acknowledge all of the people affected by Super Storm Sandy during the past week. We know that this storm inflicted unprecedented hardship and loss on many, particularly those on the East Coast where we have many friends on this call, so please know that you have been in our thoughts and prayers during this week. And I would also just add as a sidebar that it appears that Duke Realty has been very fortunate and our properties have suffered minimal damage from the storm.

So moving on, today I will highlight some of our key accomplishments during the quarter in both our operational and asset strategies. Christie will then address our third-quarter financial performance and progress on our capital strategy. We followed up the positive momentum in the second quarter with a very solid third quarter across operations, asset repositioning and capital raising. We signed over 7.4 million square feet of leases in the third quarter and achieved extremely high tenant retention at 90%. We started $115 million of development projects, $44 million of bulk industrial and $48 million of medical office and a $23 million suburban office project. Five of our seven new development starts are 100% pre-leased while two projects are speculative starts on our land in markets with excellent fundamentals. I’ll touch on the developments in a little more detail shortly.

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

Our in-service occupancy increased 35 basis points from last quarter to 92.5% while our overall occupancy was relatively flat at quarter end at 91.9%. We made continued progress on our asset repositioning strategy during the quarter with a $92 million medical office portfolio acquisition and generated $34 million of proceeds from disposition of suburban office and non-core industrial and land assets.

On the capital front, we issued our second unsecured bond deal of the year, a $300 million offering executed at a Duke Realty record low effective yield of 3.93%, a further lowering our cost of capital and further extending our debt maturities. Christie will speak more in depth on our capital activities in a moment.

As has been the case throughout 2012, economic indicators have been mixed and GDP growth slow; however some key industrial demand drivers such as consumption, court traffic, the manufacturing index and trucking indices continued to trend up slightly. These demand indicators in the longer term trends in eCommerce and supply chain modernization have put us in a great position given our high-quality modern bulk portfolio. These factors are contributing to our strong industrial operation so far this year.

The medical office facility business remains active particularly on the new development side and as you know, we recently acquired two larger medical office portfolios which help us expand that piece of our business. The suburban office sector continues to be sluggish in many markets given the lackluster employment growth, but some markets are beginning to show a comeback. Looking at the remainder of the year, we expect continued steady results in our industrial and medical office businesses, yet are somewhat cautious on the overall economy going into 2013 until there is more clarity post-election as to the US fiscal situation.

Turning to operations, we had another strong quarter of leasing at 7.4 million square feet bringing year-to-date total to nearly 21 million square feet, above last year at this time by over 1.5 million square feet. As noted earlier, we renewed 90% of our leases during the quarter, a testament to our best-in-class operations teams and the high quality of our properties. Rental rate growth continues to be positive in most markets at 1% overall growth across the portfolio. With respect to same-property performance, we achieved positive same-property NOI growth for the 12 months and 3 months ended September 30 of 3.5% and 2% respectively. We expect the pace of same-property growth to moderate over the next few quarters given the expected slower pace of our occupancy gains and only modest rental rate growth expected in the near term.

Now let me touch on some key activity within each product type for the quarter. With respect to leasing in our in-service industrial portfolio, we continued to see fundamentals improve with the completion of nearly 1.1 million square foot of new industrial leases and about 4.9 million square feet of renewal and extension leases. Including new leases on development build-to-suites, our industrial leases total over 6.6 million square feet. Bulk industrial in-service occupancy for the quarter rose to nearly 94%, 40 basis points above the previous quarter and more than 150 basis points above a year ago. This reflects the overall relative strength of the bulk industrial market across the country. 11 of our 18 bulk markets are over 95% leased and only 3 are just slightly under 90%. We do know that there are some upcoming tenant move-outs we will need to backfill, so we do not expect to see a significant increase in that occupancy over the next couple quarters.

Some of our larger lease deals included a 598,000 square foot five-year renewal for a major Internet retailer in our Cincinnati market, and a 1.2 million square foot renewal for Hachetter Book Group, a leading global publisher of books for their national fulfillment center in our Lebanon Business Park in Indianapolis. In Columbus, we executed a major new expansion and renewal lease for Restoration Hardware. The new 418,000 square foot expansion was combined with an extension lease on the existing 805,000 square foot facility we developed back in 2008 all for a future 15-year term. We also executed an expansion and renewal deal in Chicago at a bulk distribution facility we acquired in late 2011. The tenant Peacock Engineering signed an expansion totaling 163,000 square feet and a lease extension at another nearby facility totaling 360,000 square feet all for a blended term of 10 years.

The office leasing environment continues to be challenged across most markets as expected. We maintained our in-service portfolio occupancy at around 86% for the quarter and executed over 550,000 square feet of new and renewal leases. Some markets such as Raleigh, Nashville and Houston where we started speculative office project on our land, are picking up with significant new demand. Most other markets are slow with limited job growth.

In the medical office sector, our team continues to take advantage of health system consolidation and a trend for greater outpatient services which continues to drive strong demand for our medical office business. Our medical office in-service occupancy increased 120 basis points from the previous quarter to 91.9%. There was also a substantial amount of medical office investment activity this quarter. We executed one acquisition, a portfolio of seven medical office assets totaling $92 million which comprises 334,000 square feet with a mix of on and off campus facilities. The transaction was a sale-leaseback for 15 years with the Harbin Clinic, the largest independent multi-specialty physician practice in the State of Georgia. Harbin is a dominant healthcare provider in the rapidly growing region of Northwest Georgia. This was an excellent transaction on which we worked directly with the tenant and their advisors over the last several months to complete.

We also announced a significant MOB transaction that closed after quarter end during the month of October. We acquired a $342 million multi-system portfolio that is comprised of 14 buildings totaling 1.2 million square feet. The acquisition included the assumption of $60 million of debt. The seller was Seavest Healthcare Properties, a Private Investment Management Firm. The acquisition is particularly significant for Duke Realty because it gives us a sizeable medical office presence in Florida, one of our targeted healthcare markets. The transaction also increases our holdings of high-quality well-leased properties that complement our existing healthcare portfolio in the south and southeast areas of the country as well as expands our existing relationships with five different hospital systems including Adventist Health, Scott &

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

White, Ascension Health, INOVA and with the Veterans Administration. The portfolio is currently 89% leased with over half the square footage leased to anchor health systems or the VA. The portfolio has an average age of 7.5 years, an average remaining lease term of 7.8 years, and 13 of the 14 facilities are located on or adjacent to hospital campuses. This portfolio is one of the highest quality portfolios marketed in the last three to four years and fits strategically into our overall asset strategy. The combined Harbin and Seavest acquisitions total approximately $434 million and have a projected stabilized yield of about 7% with good annual rent increases. These are strong risk adjusted yields that are immediately accretive to our AFO and provide long-term rental rate growth.

Including the Seavest deal, which closed post quarter end, our medical office portfolio now totals nearly 6.2 million square feet and we are now at our asset repositioning target of 15% of our total assets invested in medical office facilities. I want to congratulate our healthcare and acquisition teams for their excellent work in reaching this goal. Going forward, you’ll see us focus less on acquisitions and more on building this MOB portfolio through new development with our many healthcare relationships.

Disposition activity was relatively light in the third quarter with $34 million of proceeds, $9.4 million was from two non-core industrial assets, $8 million from two suburban office assets and $9.3 million from a medical office property held in a joint venture with the remaining proceeds on developed land parcels.

Now turning to development, I’m pleased to report that our development starts year-to-date are the strongest in several years. After $259 million of starts during the first two quarters, we started another $115 million across seven projects during the third quarter with a diversified mix of industrial, medical office, office, build-to-suit and speculative projects, all consistent with our asset strategy. In total we have 4.7 million square feet across 18 projects under construction that are 75% pre-leased in the aggregate. The development starts this quarter include three industrial facilities, two projects are the expansion projects I previously mentioned, the first one is in Columbus of 418,000 square foot expansion for Restoration Hardware. We acquired the site pursuant to a land purchase option at our West Jefferson Park and when complete, the bulk industrial facility will total over 1.2 million square feet and serve as a retailer’s primary distribution center for the Eastern U.S. The second expansion was in Chicago, 163,000 square foot add-on to an existing 243,000 square foot facility we acquired in late 2011. On both of the expansion projects, we’re expecting stabilized yields in the 7.25% range.

We also started an industrial speck development, a project I briefly mentioned on the last call. It’s a 600,000 square foot facility expandable to 1 million square feet. Indianapolis fundamentals continue to improve with the current vacancy at 5.2% and rent growth averaging 2% this year. We are strategically placing this facility in the Northwest Indianapolis sub market in our AllPoints at Anson Business Park. Though some speculative industrial development is going on in the city, no other bulk warehouse buildings are planned in the northwest sub market and we are 95.3% leased in our Indy in-service industrial portfolio.

We started one other speculative deal this quarter, a 158,000 square foot phase II office building in Houston, transaction that I also mentioned on the last call. The project is located on the remaining 8 acres of our 42-acre Sam Houston Crossing Park in the northwest sub market of Houston. As I’m sure you’re all aware, the Houston economy and real estate market are very strong and we have high interest in the project. We predict to achieve a stabilized return north of 9% on this building.

Lastly, we began three 100% pre-leased on-campus medical developments totaling 181,000 square feet in Atlanta, Cincinnati and Indianapolis with an average lease term of 15 years. Each transaction was sourced from existing tenant relationships, Northside Hospital, TriHealth and Community Health. Including these three new MOB development starts, our medical office development pipeline at quarter end totals $210 million and is 97% pre-leased. Moreover, our medical office development pipeline remains robust as we head into 2013.

Our total development pipeline at September 30 stands at 4.7 million square feet totaling $475 million of stabilized cost. We’re projecting a weighted average stabilized yield of 7.3% at an average yield over the initial lease term of 8.1%. As you can see, our development platform is once again beginning to drive growth. We have a strategic land bank and key personnel in a number of markets that are experiencing very strong real estate fundamentals and we expect to execute on additional build-to-suit and selective spec development opportunities. I will now turn the call over to Christie to discuss the financial results and capital plans.

Christie Kelly - Duke Realty Corporation - CFO and EVP

Thanks, Denny, and good afternoon, everyone. As Denny mentioned, I would like to provide an update on our third-quarter financial performance as well as the progress on our capital strategy. Our third-quarter 2012 core FFO was $0.26 per share which is consistent with core FFO per share for the second quarter of 2012. We generated $0.20 per share in AFFO in the third quarter of 2012, which is slightly down from $0.21 per share in the second quarter of 2012 but underscore improved from $0.18 per share in the third quarter of 2011. This growth in AFFO over the prior year is the result of the continued successful execution of our asset repositioning and operating plans.

At September 30, we now own approximately 31% less in-service office square footage than a year ago. For the nine month year-to-date measurement period ending September 30, our AFFO per share has grown 5.2% over the comparable period in 2011 which is in line with the results we predicted when we announced our asset

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

repositioning three years ago. With regard to payout ratio, AFFO for the quarter translates into a conservative 85% while our year-to-date payout ratio is slightly below 84%. We are pleased with our operating results for the quarter and anticipate continued solid execution throughout the rest of the year.

Turning to the capital side of the business, we successfully generated new capital through several transactions during the quarter in an effort to lower our cost of capital and fund the continued execution of our asset strategy. In September, we took advantage of the favorable interest rate environment and successfully executed a $300 million offering of senior unsecured notes at a 3.93% effective yield. This offering represents our lowest coupon rate ever for us for a non-convertible issuance. We are very pleased with the timing and execution of this transaction and by the acceptance of our investors in the market. We utilized the capital generated during the quarter to repay $191 million of unsecured debt that matured, to fund our continued development activity as well as to fund the $92 million Harbin Medical Office portfolio acquisition.

We ended the third quarter with $113 million in cash which was utilized in October to repay $50 million of unsecured notes at their maturity as well as to partially fund the Seavest Medical Office acquisition that closed in October. During the third quarter of 2012, we issued approximately 5.8 million shares of common stock under our $200 million ATM program generating net proceeds of approximately $85 million. Since the end of September, we have issued an additional 1.5 million of our common shares which generated net proceeds of approximately $22 million. We have been strategic in utilizing our current ATM program, and issuances to date have averaged $14.87 per share. Proceeds from this ATM program have been used to fund our acquisition and our development activity as we’ve communicated.

We generated $34 million in proceeds from non-strategic asset dispositions as Denny previously mentioned. We also expect disposition proceeds to increase significantly during the fourth quarter. These proceeds will also be used to fund acquisitions and development expenditures including the Seavest MOB acquisition. Our liquidity is very solid. We had no borrowings outstanding on our $850 million line of credit at September 30, and after the previously mentioned $50 million of unsecured debt that was paid off in early October, we have no significant debt maturities until May of 2013. I will conclude by saying that I am very pleased with our results for the third quarter and we believe we have continued to execute on all aspects of our strategy. And with that, I’ll turn it back over to Denny.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Christie. Yesterday we narrowed our guidance for FFO per share to $1.00 to $1.04 for 2012 and we’re confident about our opportunities for the fourth quarter. In closing, after a solid quarter, we believe our value creation story is gaining momentum as our operations continue to improve with strong occupancy and modest rental rate growth—our capital raising continues to be highly efficient—our delevering plan is on target, and our asset repositioning continues with a solid development pipeline and the demonstrated ability to execute strategic acquisitions and dispositions. Thanks again for your support of Duke Realty. And now, we’ll be happy to open it up for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Brendan Maiorana.

Brendan Maiorana - Wells Fargo Securities - Analyst

Thanks, good afternoon. Christie, I had a question with the outlook on leverage. If we go back to the beginning of the year, or if we just look at what you guys have done this year, acquisitions net of dispositions are at $575 million. You’ve done $370 million of development starts, starts, not spending, and at the same time I think your ATM issuance to date if we layer in the amount that you’ve done thus far in October, I think is probably somewhere around $250 million, $260 million. It seemed like your leverage is moving up at a time in the beginning of the year when you expected leverage to move down. What are you going to do to get leverage down?

Christie Kelly - Duke Realty Corporation - CFO and EVP

Brendan, first I just want to say that as it relates to leverage, we have basically held that flat with second quarter performance. We went out in the second quarter with a $300 million offering and we also went out this quarter with a $300 million offering, and we’ve been balancing the compliments associated with our asset strategy really effectively over the last couple of years as it relates to capital strategy execution. As we look forward, we’re going to keep pulling the levers that we’ve put in place to manage our leverage, which also include non-strategic dispositions as we’ve outlined. And so specifically, what we’re going to do to get our leverage executed as it

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

relates to our longer range targets is continue to execute on non-strategic dispositions. And as well, to the extent that we’re funding growth, we’re going to fund growth with 60% associated with both equity issuance as well as dispositions, and we’re just going to keep on. Specifically as you look forward to 2013, we are committed to our goals and view that we are on track to execute those goals as I have communicated previously.

Brendan Maiorana - Wells Fargo Securities - Analyst

I guess just thinking about that from a high level, if your goals are still that I think debt to EBITDA of… debt plus preferred EBITDA of 7.75 times and debt plus preferred to over GAV of 50%, and you’re going to fund the growth with 60% equity, call it 40% debt at the margin and then delever via net dispositions, is it—is that suggesting that to get to those leverage targets that there’s a reduction in the asset base? Because it would seem like there would need to be more equity issued if you were going to meet those targets with growth in the asset base.

Christie Kelly - Duke Realty Corporation - CFO and EVP

Brendan, what we’ve said is that we’re going to keep our business effectively the same and that’s the way we’ve really driven forward. And so specifically as it relates to equity what we’ve said is that we are looking to issue equity wrapped around a strategic acquisition and we’re also issuing equity very prudently. As I’ve mentioned we had that ATM program out for two years before we pulled the trigger, and specifically as it relates to the overall price performance on the second ATM program, that’s overall been at $14.87. And so while I would love to just snap my fingers and have our multiple specifically in line with our peers, particularly if you look at AFFO and the fact that we’ve moved billions of dollars worth of product in terms of non-strategic dispositions and really grown AFFO and kept a very modest coverage ratio, I’d love to have that all work. And so we’re working it every single day to make sure that we’re executing in the best interest of our shareholders and still bring our leverage in alignment with what everybody on the phone and our investors would expect of top quality REIT such as ourselves.

Brendan Maiorana - Wells Fargo Securities - Analyst

Sure, and then the other question that I had was just with respect to guidance. If I look at it, the same question but you’ve got your acquisitions were more than expected dispositions thus far have been a little bit less than expected. And it seems like your core operating metrics are trending ahead of expectations yet you’re still towards the mid-point, you’re $0.02 ahead but you’re near the mid-point. Is there—was it more issuance on the ATM or was it the September debt offering? What caused you from not having your underlying earnings guidance be a little bit higher?

Christie Kelly - Duke Realty Corporation - CFO and EVP

First, Brendan, I just want to remind everybody and I know you know this is that we bumped our guidance last quarter $0.02. We’re also tightened the range and the mid points above consensus and you’re right, we’ve been outperforming in terms of operations. And as well, we’ve really been keeping pace with our peer set as well as outperforming in the market. And in terms of execution, the quality of the earnings is very strong. It’s really just a matter of timing as well as the fact that we have really invested accretively as it relates to development and that’s going to take a little while to come online. But over the long term, those are really value accretion plays for our shareholders. So I think the message that I would leave everybody with is that we have solid performance. We are executing ahead of plan. We are specifically driving shareholder value and you can expect us to do that going forward.

Brendan Maiorana - Wells Fargo Securities - Analyst

Okay, thank you.

Christie Kelly - Duke Realty Corporation - CFO and EVP

Thanks, Brendan.

Operator

Josh Attie with Citigroup.

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

Josh Attie - Citigroup - Analyst

Hi, thank you. Can you tell us what’s the line of credit balance today after all of the deals that you’ve announced in October?

Christie Kelly - Duke Realty Corporation - CFO and EVP

After all the deals that we’ve announced in October, Josh, we’ve got $150 million, $200 million.

Josh Attie - Citigroup - Analyst

And how much—you’ve already brought the suburban office portion of the portfolio down to around 30%, how much more non-core is there to sell?

Christie Kelly - Duke Realty Corporation - CFO and EVP

$500 million, thereabouts.

Josh Attie - Citigroup - Analyst

Okay, and how do you think about, I think there’s also—you have almost $180 million of high coupon preferreds that mature or that are redeemable early next year, how do you think about funding that? Do you have a pipeline of asset sales that a lot could get done between now and then? So how should we think about those preferreds whether you plan to redeem them early and how you would potentially fund that?

Christie Kelly - Duke Realty Corporation - CFO and EVP

We have a strong pipeline of dispositions, Josh, and I’ll turn it over to Denny too just to comment a bit on the market and what we’re seeing out there.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Josh, I think the first thing I’d point out is we can’t redeem them early. They’re not redeemable until February of next year, so otherwise we probably would have done that.

Christie Kelly - Duke Realty Corporation - CFO and EVP

We chipped away at everything that we possibly could, Josh, since the ‘09 time period as you know.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, as Christie said, we still have some room to go to get us down to our 25% target overall on the suburban office piece. As you noted, we’re at about 30% to 31% right now, so we’re still focused on selling some of those non-strategic assets which will get us there. And as Christie mentioned in her prepared remarks, and I guess going back and looking, we really haven’t had a balance on our line of credit for a year now. This is the first balance of any that we’ve had since we did the Blackstone transaction, and that’s really the way we’re operating today. We’re not running a balance on our line at all except for miscellaneous timing differences. So our intent is to at year end with the closing of the dispositions we have in the pipeline here, to have again no balance on our line at the end of the year. And then we’ll just have to see what all closes as to how we fund those preferred—potential preferred redemption in early next year or late, actually late February next year. So I don’t know that we’re in a position to exactly answer that yet until we see how the dispositions at close go in the fourth quarter.

Christie Kelly - Duke Realty Corporation - CFO and EVP

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

And again, I’d just like to reiterate that we’re just going to keep doing what we’ve been doing and from the perspective of really managing our cash flow forecast together with the acquisition, development and dispositions, we have a very good perspective on what it is that we need to do. We’re involved in following the market every day so that we can pull the trigger at the right time to the extent that it makes sense to do something from an equity perspective and we’re just going to keep at it.

Josh Attie - Citigroup - Analyst

If I could just follow up on the dispositions, you’ve done about 115—you did a lot last year, but you did about $115 million to date and if you take the preferred redemption line of credit balance, that’s about $300 million of asset sales or capital between now and February or March, could you just talk about what you have in the disposition pipeline, is there a lot of good activity? Are there large and chunky deals and that’s why the activity has been slower year to date?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, I would say yes to both those. I guess first of all I would say what I said was I believe with our dispositions in the fourth quarter, we won’t have a balance on our line of credit from like the Seavest and Harbin acquisitions, and actually we didn’t have a line of credit after the Harbin, or didn’t have a balance on the line after the Harbin acquisition. So we actually had $113 million of cash at the end of the third quarter. We paid down some $50 million of the debt. The rest of that went basically towards the Seavest acquisition and then I think with the disposition proceeds in the fourth quarter will basically take care of Seavest. But what I also said, Josh, I think it’s still even though it’s only three months away it’s still a little early for us to exactly tell you how we plan to redeem those preferred shares in February because we’ll just have to see how the disposition plan goes over the next three months. But—and then going back to your disposition, yes, it has been relatively slow for the first basically nine months of this year on the disposition side because we’ve been working through some tougher assets, smaller portfolios, but we’ve also been marketing some larger portfolios and I think you’ll see that overall disposition activity pick up in the fourth quarter.

Josh Attie - Citigroup - Analyst

Okay, thanks very much.

Operator

(Operator Instructions) Jamie Feldman with Banc of America.

Jamie Feldman - BofA Merrill Lynch - Analyst

Great, thank you. I guess bigger picture in terms of leverage. Do you guys feel maybe that heading into what could be a recovery maybe it makes sense to have a little bit more leverage and take advantage of lower rates? Has something changed in your thought process? And then along the same lines, just looking at the supplemental, year-over-year your net debt to EBITDA metrics haven’t moved all that much, but if you were to bake in where we stand today in terms of the acquisitions you’ve done and then maybe—and including the EBITDA from those acquisitions, did those look materially better?

Christie Kelly - Duke Realty Corporation - CFO and EVP

They do, Jamie, and I’ll start with the latter part of your question first. That’s a matter of timing, right? We ended up executing the Blackstone transaction here almost a year ago and with that $1.08 billion acquisition, that has some EBITDA that went with it and we’ve been reinvesting for EBITDA generation. And as it relates to the outlook, yes it’s very solid and a stronger EBITDA profile than what our Company had before, so positive. As it relates to leverage, we are committed to delevering our balance sheet and specifically that’s why you’ve seen us be very measured in terms of what we’ve executed from an unsecured debt perspective. We do not view that levering up in this environment is the right thing for our shareholders and we are able to run our business in a disciplined fashion such that we can appropriately manage the investments from the acquisition and development perspective and fund it accordingly without levering up.

Jamie Feldman - BofA Merrill Lynch - Analyst

In terms of numbers, what is the pro forma net debt to EBITDA at today and then what’s your goal?

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

Christie Kelly - Duke Realty Corporation - CFO and EVP

Today, we closed the quarter with debt plus preferred to EBITDA at a little north of 8 times, 8.4 times. And in terms of the target for 2013, it’s to bring that under 7.75 times which we’re committed to do.

Jamie Feldman - BofA Merrill Lynch - Analyst

You’re saying it hasn’t moved as a result of the post quarter transactions?

Christie Kelly - Duke Realty Corporation - CFO and EVP

Jamie, in terms of post quarter transactions, I can get back to you on specifically what that is as it relates to pro forma.

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay.

Christie Kelly - Duke Realty Corporation - CFO and EVP

I’m looking at it on a longer term basis given the almost $500 million that we’ve got invested in development, the significant amount of acquisitions that we’ve executed over the past 2.5 years, and further the income generation from the outstanding operating performance of our in-place portfolio.

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay, and then just turning to operations, how are you guys feeling on the continuation of a warehouse recovery? Its had a very good year, I’d say even 1.5 years, 2 years. Do you feel like we can continue the momentum here, do you feel like maybe it’s losing a little steam? How are you looking ahead and what are the key drivers?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Jamie, I think it’s still pretty strong out there right now, I mean reasonably strong and steady. I don’t really feel like there’s anything that’s pushing us back. I would also say that I wouldn’t, I still wouldn’t call us in any kind of a boom in the industrial business. I mean we’ve certainly picked up on occupancy really across the country, the occupancies are in pretty good shape. There’s still, I want to qualify this except for Southern California, there’s still relatively little spec development going on around the country, so we’re not in what I would call a high-growth mode but leasing activity is still pretty strong. And I think when you look at an economy that’s grown at between 1.5% and 2%, I think we should all feel pretty good about the industrial fundamentals and how they’ve been.

Again, looking forward, pending some resolution to the whole fiscal cliff issue, I think we’re looking at again in 2013, again growth like we’ve seen this year in the 1.5% to 2.5%, and I think if that occurs we’ll see continued slow and steady improvement in the industrial business. If the fiscal cliff causes the economy to turn around and go into a recession or negative growth next year, then I think it’s probably a different story. I think we’ll see some stagnation in the industrial business if that happens and probably most other businesses.

Christie Kelly - Duke Realty Corporation - CFO and EVP

And I guess my only point there is as it relates to Duke Realty, we have very modest lease rollover and some of the longer lease terms in the industry. So as we look at what’s in front of us and as it relates to the risk profile, whether that be asymmetric to the downside or not I would say we have a very solid performance profile going forward. The only other thing I’d add to that too is that as it relates to our progress to date, our beta has come in significantly. It’s something that we track every month, every quarter, every year and we have improved our beta over 20% over the past year of execution on our asset strategy, which has been better than office, industrial as well as the healthcare comps. And over the five-year average we’ve brought that in 30%. So we’re very focused on making sure that we have the right risk profile, and further to that, are prepared for any risk off environment that we may be heading into for 2013.

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay, and then I think on the call you had mentioned some known move outs that you’re not expecting warehouse occupancy to grow. Can you talk us through some of those?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, there’s a couple bigger ones that come up I think mostly early next year. The one that I would mention specifically is Wal-Mart in Savannah is an 800,000 square feet, and they’ve given us notice that they’re not going to renew that lease. And then it’s a combination of a few again also in that several hundred thousand square feet, I’m not talking about 50,000 square footers, I’m talking a few bigger ones, so we just have some work to do on backfilling.

Jamie Feldman - BofA Merrill Lynch - Analyst

Anything on the office side?

Christie Kelly - Duke Realty Corporation - CFO and EVP

Not really.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No, not really. I can’t think of anything significant on the office side coming at us. What’s hurt us more on the office side over the last 12 months is some unanticipated bankruptcies, so hopefully we don’t have any more of those coming at us.

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay, and then finally, just looking at the same-store page, medical office you had 8.1% NOI growth, you had 0.9% occupancy growth. Can you just talk us through some of those numbers, how do you get such big revenue growth and such big expense growth in that business? And then also you had mentioned there’s bumps on the new acquisitions, what’s the magnitude of those bumps?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

First of all on same-property in the medical office I think you have to remember that that’s a relatively small portfolio still today and it’s a relatively new and growing portfolio. So a lot of that increase of NOI, I’ll call it, in excess of occupancy is really some burn off of free rent that has been out there. But then there’s also again in that—within that portfolio, there’s good annual rental rate increases, higher than we would see on the industrial side pretty much throughout that portfolio, and that’s generally in the 2% to 3% range, sometimes even a little higher than that. And that would also be true of the medical office acquisitions that we recently completed.

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay, perfect. Thank you.

Christie Kelly - Duke Realty Corporation - CFO and EVP

Thanks, Jamie.

Operator

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

John Stewart with Green Street Advisors.

John Stewart - Green Street Advisors - Analyst

Thank you. Denny, I know you referenced the fiscal cliff and the wild card there and talked about reducing the risk profile from an operational perspective, but how do you think about levering up a bit here with some of the acquisitions that you’ve made despite that uncertainty?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Again, John, what I would say is we don’t view that we’re levering up. We’ve always said through this repositioning cycle that we’ve been going through here that things aren’t going to always match up. We would have sometimes dispositions would occur before acquisitions and sometimes acquisitions would occur before dispositions. But I think if you look at our history over the last three years or so in doing this, we’ve been pretty fortunate and matched them up pretty well. And so what we’re saying is that we still think we’ve got that matching going on and by the end of this year, everything should be matched up again and nobody will think that we’ve levered up to do this.

John Stewart - Green Street Advisors - Analyst

By the end of this year, okay. And Christie, you had mentioned that you would contemplate an equity issuance wrapped around a strategic acquisition, is Seavest one such?

Christie Kelly - Duke Realty Corporation - CFO and EVP

John, we thought about that and given the strength of the disposition pipeline and what we saw coming in front of us that we didn’t really think that that was the appropriate response for our investors.

John Stewart - Green Street Advisors - Analyst

Okay, so in other words, we shouldn’t expect—and taking Denny’s comments about having everything lined up by the end of this year, we shouldn’t expect a marketed deal between now and year end if there’s any equity issuance it would likely be on the ATM?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I would say that’s probably right, John. Again, it just depends on how the disposition activity goes and where our line of credit balance is because we basically said we’re trying to keep that line of credit at virtually zero and timing wise it’ll go up and down a little bit, but we want to keep it at zero.

John Stewart - Green Street Advisors - Analyst

Okay, and then lastly, Denny just wanted to get your thoughts in terms of whether you think you’re being compensated or what you think is the appropriate margin to be compensated for the risk of development especially when you think about stabilized yield on the pipeline at 7.3% and cap rates here at 7% stabilized yields that you’re buying at.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think when you look at our development pipeline today, John there’s really I would say pretty nominal risk in it. That whole $475 million pipeline is 75% pre-leased and almost all the vacancy is in those three spec buildings that we started in the second and third quarter this year. So I think we’re taking very, very minimal risk, almost the rest of the pipeline is basically 100% leased build-to-suits. Most of it on the MOB side, but I guess a little bit of the industrial like those two expansions that I mentioned that are also 100% leased. So I really think there’s almost no risk in our development pipeline today.

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

John Stewart - Green Street Advisors - Analyst

That’s a fair point but also, with those kind of margins you’re not creating a lot of value either.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I would tell you I think we are when you look at those. The—again a lot of these are MOB buildings with 15-year leases, 100% leased with 15 years with high credit tenants and those are going to trade at a 6% cap today. So I think even getting 100 to 125 basis points or more yield, we’re creating some value there, a lot of value.

John Stewart - Green Street Advisors - Analyst

Okay, thank you.

Operator

(Operator Instructions) Brendan Maiorana with Wells Fargo.

Brendan Maiorana - Wells Fargo Securities - Analyst

Thanks, good afternoon. Denny a follow up, just wanted to ask you a little bit about the Houston spec office building. Houston is not a big market for you guys especially on the office side, and I guess from your prepared comments this is an add-on into the existing park that you guys have. But should we take this deal as indicative that you’re likely to grow more in Houston and specifically on the office side?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No. I guess that’s two different questions. One is yes, I think we’re likely to grow more in Houston. But two, not on the office side. Again, this is a site when we first moved in to Houston five or six years ago now I guess, we bought one site right on the 8 Beltway on the northwest side, north, northwest. We built a spec building just basically an identical building in what we’re building now. We leased it up to 100%. It’s 100% leased today and we had one—we sold some of the land and we had one site left to again just do a mirror building right on the 8 Beltway, so that market is so strong right now. I mean the office vacancy in that sub market is under 5% and so—and there was a lot of demand in the market, so we just made the decision now is the right time to start that building. And we’ve got, I would say—I think that building is 158,000 square feet, I would say we’ve got 450,000 square feet of prospects for that building today and it’s not going to be done until mid next year. So we feel really good about that one and it’s just one of those isolated areas where we had a piece of ground that it was time to build on.

Brendan Maiorana - Wells Fargo Securities - Analyst

Okay, that’s helpful. And related to that, we’ve had this discussion about land periodically for the past several years but I don’t think you and I at least have talked about it over the past couple of quarters. Your land balance, it’s over $2 a share and its remained relatively high and I know that the amount of development starts that are out there are somewhat sluggish and some of the development that you’re doing is build-to-suit that’s not on land that you have in inventory now. But do you see a pathway to getting that balance down to more reasonable levels over the next few years or do you think if we’re in this call it a 2% economy that it’s just going to be a higher balance than you’d like to carry for awhile?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

A couple things I would say relative to land and development combined here. First of all, it’s been pretty difficult to really sell any land in this market and the last two years have been two of the slowest years we’ve ever had on just plain selling land in the more like $20 million to $30 million range. So we’ve had a little success there and—but not a whole lot. Second, yes development has been pretty slow but I think as far as the industrial and the office development that we’ve started, we’ve used—we’ve employed some land there which is good. And just for example, some of this expansion work we have, we put on our land, we’ve done some build-to-suits on our land over the last couple of years in the industrial side. And then on the office side, that Primerica deal, that office deal we’ve got going in Atlanta, it was a 15-year lease

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

with Primerica whose an A-rated company and that used some of our land up at our Legacy Park. And then I really do—I think a lot of the—all of the spec development that we started, the three projects were on our existing land, so now I think we’re starting to see an acceleration of deploying that land into development.

And then the final piece I would say on land is the medical office business doesn’t really, we don’t own any land for that and really don’t employ any of our own land generally speaking, and if we are employing our own land, we buy it right as we’re starting the project. So a lot of that is on long-term ground leases. So yes, I mean if you could always target the exact amount of land that you wanted to own, certainly over the last three or four years we wouldn’t have owned as much as we did. But now we’ve got some really key strategic land positions there and I think we’re going to be able to take advantage of them as development picks up.

Brendan Maiorana - Wells Fargo Securities - Analyst

Where—if you’re at $613 million today, where do you see that balance trending over the next several years and where would you like it to get to eventually?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think we probably want that somewhere down in the $350 million to $400 million range would probably be more of a target for us. And there’s a couple reasons for that, but two of the major ones are our increase in our MOB business because we don’t need land for that and now that’s going to be 15% of our business. And actually right now it’s been a higher percentage than that on our development business. And then second, the suburban office piece of the business is more expensive land than the industrial piece, so that’s now down from—if you think about where we started this repositioning, which was in the middle of this downturn, we were at 55% suburban office, and so now we’re down to around 30% right now. Going forward, I think you’re going to see a lot lower investment and maybe even almost no investment in suburban office development land.

Brendan Maiorana - Wells Fargo Securities - Analyst

And about how long do you think it’ll take to get down to those levels?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Can you tell me what the economy is going to be like for the next two or three years, then I’ll—I could answer that question.

Brendan Maiorana - Wells Fargo Securities - Analyst

Let’s say it’s the same as it is.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think it’ll take us at least three or four years to get there though.

Brendan Maiorana - Wells Fargo Securities - Analyst

Okay. All right, thank you.

Operator

Josh Attie with Citigroup.

Josh Attie - Citigroup - Analyst

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

Thanks. On the suburban office portfolio, the same-store growth has been flat to up year to date and the occupancy has been flattish. Can you talk about what the driver of that growth has been and also what the rent spreads are?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Josh, I would say a couple things. The occupancy has been relatively flat because strategically, to get to our target when we lease up a building we—and it’s ready to sell, we sell it if it’s not in one of our longer term strategic markets. So some of that occupancy staying right there at the 85%, 86% level has been driven by our strategic plan. As far as the same-store growth goes, we’ve been—I would say that portfolio generally speaking has been pretty stable, especially post Blackstone disposition. Some markets have gone up a little bit and been good, as I mentioned earlier. I mean our occupancy in Raleigh today is I think 94.5% on the suburban office side, so its been very strong. We struggled a little bit in St. Louis. We’ve lost a little bit of occupancy there but if you look at it in the aggregate, its been pretty stable, so we’ve at least been able to hold our own and generate a little bit of same-store growth from that property even in this environment.

Josh Attie - Citigroup - Analyst

What kind of roll—what have been the rent spreads on new leases generally for that portfolio?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

They’ve held flat to a little bit positive, but I think when you look back at that portfolio, most of—a lot of that isn’t in markets where we had big fluctuations in rent, so we haven’t had any big decreases in rental rates for the most part on that portfolio.

Josh Attie - Citigroup - Analyst

And flat to up on a GAAP basis or cash basis?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

GAAP is how we count.

Josh Attie - Citigroup - Analyst

So probably down a little bit on cash?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Potentially but not much I wouldn’t say because I would also say we don’t get as big of bumps in rent on a suburban office site as we’re getting on clearly medical office side and probably not even on industrial today.

Josh Attie - Citigroup - Analyst

Okay, and then one more question on the build-to-suit industrial project in Chino, has—that opens I think early next year. What’s the activity, and there’s nothing leased yet, what’s the activity been and do you expect that to be fully leased when it opens or will it take 12 months after it’s finished to lease up?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

It won’t be completed until I think towards the end of the first quarter next year. The activities been pretty good. We’ve had some pretty good discussions with folks. We’re probably going to want to—since we’re starting limited spec development out there, we’re going to be more inclined to hold what we want our rental rates to be,

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

especially I would say in that market. So I can’t really say whether it’ll be leased when it opens, fully leased, but I think it will lease in what our pro forma time frame was for that development.

Josh Attie - Citigroup - Analyst

Okay, thank you.

Christie Kelly - Duke Realty Corporation - CFO and EVP

Thanks, Josh.

Operator

Jamie Feldman with Banc of America.

Jamie Feldman - BofA Merrill Lynch - Analyst

Great, thanks. Denny, similar to the question I asked on warehouse, can you talk a little bit more about suburban office in terms of I know you had mentioned some markets that are getting stronger, but in general there’s been a lot of talk about less space per employee, tenants wanting more efficient space, wanting new construction, what are you seeing across your entire portfolio outside the top markets that maybe further drag on the recovery rather than just job growth?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Jamie, I think we’ve seen the trend of less space per employee and a few of those different things now for the last decade probably. So I think that trend is maybe continuing but that one’s probably about out of steam because you just can’t go any further. And then the other thing that happens is our parking ratio is parking really because our parking ratios used to be 3 to 3.5 per 1,000 square feet. Today we’re building them at maybe 4.5 to 5.5 per 1,000 square feet if we were building them or some tenants are demanding that. So it just gets harder to fit more people in there. And then if you try to do that, then your cost goes up, new construction can’t compete because the cost goes up because the office land, you need more land to put that parking or you need to build a deck, so your basis goes up. So again, I think there’s some competing factors there.

I would say that I think the main driver of the suburban office business today is really demand and how companies—how confident companies are feeling. So when we see growth, we see companies whose business is doing really well and they need more space and they’re expanding. In most other places, we just see companies just holding the same or even slightly downsizing when they want to renew, and I think that’s just been a consistent theme. And even though we’re starting to see some job growth that appears maybe a little bit more than we were, only in certain markets are we seeing that translate into a net—significant net absorption in the suburban office business.

Jamie Feldman - BofA Merrill Lynch - Analyst

Okay, thank you.

Operator

(Operator Instructions) At this time, there are no further questions from the phone.

Ron Hubbard - Duke Realty Corporation - IR

I’d like to thank everyone for joining the call today. We look forward to seeing many of you at the NAREIT Conference in San Diego in a few weeks, or if not, we’ll reconvene during our fourth quarter and year-end earnings call in late January. Thank you.

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NOVEMBER 01, 2012 / 07:00PM GMT, DRE - Q3 2012 Duke Realty Earnings Conference Call

Christie Kelly - Duke Realty Corporation - CFO and EVP

Take care, everybody.

Operator

That does conclude our conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.

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